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                                                                      Exhibit 23




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-30994 and Form S-8 No. 33-32526) pertaining to the Employee Savings and Investment Plan and Long-Term Incentive Plan of A. H. Belo Corporation of our report dated January 26, 1994, except for Note 12 as to which the date is February 23, 1994, with respect to the consolidated financial statements and schedules of A. H. Belo Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1993.




                                        ERNST & YOUNG


Dallas, Texas
March 24, 1994